Exhibit 21.1

                              LIST OF SUBSIDIARIES

Subsidiaries of Philipp Brothers Chemicals, Inc.                  Jurisdiction of Organization
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
C.P. Chemicals, Inc.                                              New Jersey
Ferro Metal and Chemical Corporation Limited                      U.K.
Koffolk, Inc.                                                     Delaware
Koffolk (1949), Ltd.                                              Israel
MRT Management Corp.                                              Delaware
Odda Holdings AS                                                  Norway
Prince Agriproducts, Inc.                                         Delaware
The Prince Manufacturing Company                                  Pennsylvania
The Prince Manufacturing Company                                  Illinois

Subsidiaries of C.P. Chemicals, Inc.                              Jurisdiction of Organization
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
Phibro-Tech, Inc.*                                                Delaware

* Phibro-Tech, Inc. also does business as Agtrol International

Subsidiaries of Phibro-Tech, Inc.                                 Jurisdiction of Organization
------------------------------------------------                  ----------------------------
L.C. Holding S.A.                                                 France
Agtrol Mexico S. A. de C.V.                                       Mexico
Agtrol Internacionale, S.A.                                       Argentina

Subsidiaries of L.C. Holding S.A.                                 Jurisdiction of Organization
------------------------------------------------                  ----------------------------
Agtrol International                                              France

Subsidiaries of Koffolk (1949) Ltd.                               Jurisdiction of Organization
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
Koffimex Ltd.                                                     Israel
Planalquimica Industrial Ltda.                                    Brazil
Wychem Limited                                                    U.K.
Agrozan, Ltd.                                                     Israel

Subsidiaries of Ferro Metal and Chemical Corporation Limited      Jurisdiction of Organization
------------------------------------------------------------      ----------------------------
D.G. Bennett Chemicals Limited                                    U.K

Subsidiaries of Odda Holdings AS                                  Jurisdiction of Organization
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
Odda Smelteverk AS                                                Norway

Subsidiaries of MRT Management Corp.                              Jurisdiction of Organization
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
Mineral Resource Technologies, L.L.C.                             Delaware